Exhibit 10.8

THE FINISH LINE, INC.

EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated Effective 1/1/2015

WITNESSETH:

WHEREAS, The Finish Line, Inc. (“Corporation”) desires to provide eligible employees of the Corporation and its subsidiaries interest in the Corporation through the purchase of shares of common stock of the Corporation (“Common Stock”); and

WHEREAS, the Corporation desires to offer further inducement to eligible employees to remain as employees by providing a plan for the purchase of Common Stock at a discounted rate.

NOW, THEREFORE, the Corporation hereby establishes this Employee Stock Purchase
Plan (the “Plan”), which entirely amends, restates, and supersedes any previous version of the Corporation’s Employee Stock Purchase Plan, pursuant to the provisions of Section 423 of the Internal Revenue Code of 1986, as amended, as follows:

ARTICLE I ESTABLISHMENT OF PLAN

The Plan is hereby established effective as of the date the registration of the Common
Stock to be issued hereunder is declared effective by the Securities and Exchange Commission; provided, however, that this Plan shall not become effective unless it has received the approval of the holders of a majority of the issued and outstanding Common Stock of the Corporation who are either present or represented and entitled to vote at a meeting of shareholders of the Corporation duly held within twelve (12) months after the date the Plan is initially adopted by the Board of Directors of the Corporation.

ARTICLE II DEFINITIONS AND CONSTRUCTION

Section 2.01. Definitions. When the initial letter of a word or phrase is capitalized, the meaning of such word or phrase shall be as follows:

(a) “Account” means one or more bookkeeping accounts where a recording of each Participant’s interest in the Plan is maintained, consisting of the sum of the Participant’s payroll deductions under the Plan and the number of shares of Common Stock purchased by the Participant, all of which shall be maintained by the Custodian. Each Account shall be in the name of the Participant or, if permitted by the Committee and so indicated on his or her enrollment, in his or her name jointly with a member of his or her family, with right of survivorship. If permitted by the Committee, a Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have an Account in his or her name as tenant in common with a member of his or her family, without rights of survivorship.
(b) “Act” means the Securities Exchange Act of 1934, as amended.

(c) “Board of Directors” means the board of directors of the Corporation as it shall exist from time to time.

(d) “Code” means the Internal Revenue Code of 1986, as amended or any subsequently enacted federal revenue law.

(e) “Committee” means the Compensation Committee of the Board of Directors; provided, that if any member of the Committee does not qualify as both an outside director for purposes of Code Section 162(m) and a non-employee director for purposes of Rule 16b-3 of the Act, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of the Plan.

(f) “Common Stock” means the shares of Class A Common Stock, no par value, of the Corporation.

(g) “Corporation” means The Finish Line, Inc., an Indiana corporation, and its successors (by merger, consolidation or otherwise) and assigns.

(h) “Custodian” means any party designated by the Corporation pursuant to Section 7.02 to act as custodian of the Plan.

(i) “Effective Date” means the effective date of this Plan, which is the date the registration of shares of Common Stock to be issued hereunder with the United States Securities and Exchange Commission is declared effective or any date thereafter.

(j) “Eligible Employee” means any person employed by the Corporation or any authorized subsidiaries or affiliates (as designated by the Committee), except for:

(1)    employees who have been employed less than six (6) months; or
(2) employees whose customary employment is twenty (20) hours or less per week.

(k) “Fair Market Value” means the closing trading price of a share of Common Stock as reported on any national securities exchange on which the shares are listed (or, if listed on more than one such exchange, then on the one located in New York City), or if not so listed, the closing price reported on the National Association of Securities Dealers, Inc., Automated Quotations System (NASDAQ).

(l) “Offering Date” means the first business day in January, April, July, and October of each calendar year during the Plan Term on which Fair Market Value can be determined and Common Stock is offered for purchase hereunder and/or such other date or dates selected by the Committee from time to time on which Common Stock is offered for purchase hereunder (with Fair Market Value determined on such date or, if not quoted on such date, on the last day prior thereto on which Fair Market Value is quoted); provided, however, that for the year 2004 the Offering Date means September 1, 2004 or the first business day thereafter selected by the Committee on which Fair Market Value can be determined.

(m) “Participant” means an Eligible Employee who (i) authorizes the Corporation to make payroll deductions from Plan Compensation for the purpose of purchasing Common Stock pursuant to the Plan, (ii) has commenced participation in the Plan pursuant to Section 3.01, and (iii) has not incurred a withdrawal, voluntary or involuntary, pursuant to Article VI.

(n) “Payday” means the date on which an Eligible Employee receives any Plan Compensation.

(o) “Plan” means this, The Finish Line, Inc. Employee Stock Purchase Plan.

(p) “Plan Compensation” means all compensation paid by the Corporation or any subsidiary to an employee through their respective payroll systems for services as an employee, including wages, salary, incentive compensation and bonuses, but excluding therefrom profit sharing payments, stock incentive program payments and all other fringe benefit payments.

(q) “Plan Term” means the period from September 1, 2004 to and including
December 31, 2015. Thereafter, the term of the Plan shall automatically extend for successive one year periods unless the Committee elects otherwise.

(r) “Purchase Date” means the last business day in March, June, September, and December of each calendar year during the Plan Term on which Fair Market Value can be determined and in which Common Stock is acquired hereunder and/or such other date or dates selected by the Committee from time to time on which Common Stock is acquired hereunder (with Fair Market Value determined on such date or, if not quoted on such date, on the last day prior thereto on which Fair Market Value is quoted).

(s) “Purchase Price” means the price per share of Common Stock for purchase by
Participants as defined in Section 5.02.

(t) “Section,” when not preceded by the word “Code,” means a section of this Plan.

Section 2.02. Construction and Governing Law.

(a) This Plan shall be construed, enforced and administered and the validity thereof determined in accordance with the Code and the regulations thereunder, and in accordance with the laws of the State of Indiana, without regard to its conflict of law provisions, when such laws are not inconsistent with the Code.

(b) This Plan is intended to qualify as an employee stock purchase plan under Code Section 423 and the regulations thereunder. The provisions of the Plan shall be construed so as to fulfill this intention.

ARTICLE III PARTICIPATION
Section 3.01. Participation. Any person who is an Eligible Employee as of any Offering Date under this Plan may become a Participant in this Plan beginning on such Offering Date by completing enrollment by a form or process as the Committee shall require to authorize payroll deductions and to request participation in this Plan, all within the time period prior to such Offering Date prescribed by the Committee.

Section 3.02. Payroll Deductions.

(a) Payroll deductions for a Participant shall commence on the first Payday after the Offering Date when the Eligible Employee becomes a Participant and shall continue thereafter until the earlier of (i) the termination of this Plan, as provided in Section 8.02, or (ii) the date the Participant cancels his or her payroll deductions pursuant to paragraph (b) of this Section 3.02. Each Participant shall authorize his or her employer to make deductions from Participant’s Plan Compensation on each Payday during such time as he or she is a Participant in the Plan at even rates from 2% through 15% of the Participant’s Plan Compensation.

(b) A Participant may increase, decrease or cancel his or her payroll deduction one time only between Offering Dates effective as of the Payday which is at least two weeks after notice to the Custodian. A Participant’s suspension of payroll deductions shall not automatically result in withdrawal from participation in the Plan. If a Participant, on any scheduled Payday, shall receive no pay or his or her net pay shall be insufficient, after all required deductions, to permit withholding the payroll deduction in full as authorized hereunder and through enrollment with the Custodian, the Corporation or its subsidiary shall (i) if the pay is insufficient for any deduction hereunder, suspend the deduction until the next Payday in which Participant’s net pay is sufficient for such withholding, or (ii) if the pay is insufficient for a full deduction hereunder, effect a partial deduction equal to the net pay available for such deduction; provided, however, that no withdrawal shall be deemed to have occurred in either event. If no deduction or if a partial deduction is effected, no carryover of the balance of the authorized deduction shall occur.

Section 3.03. Participant’s Account. On each Payday, the Corporation or its subsidiary, as the case may be, shall deduct the authorized amount from each Participant’s Plan Compensation and, as soon as administratively practicable, shall report the amount of such deductions to the Custodian. The Custodian shall credit the Account of each Participant with the amount of the Participant’s payroll deduction under the Plan effective as of the Payday on which it was deducted. Interest may be earned and retained by the Corporation but interest shall not be paid on amounts held in a Participant’s Account.

ARTICLE IV COMMON STOCK

The shares subject to issuance under this Plan shall be Common Stock. The total number of shares of Common Stock which may be purchased under this Plan shall not exceed in the aggregate two million four hundred thousand (2,400,000) shares, of which not more than two hundred forty thousand (240,000) shares of Common Stock shall be issued in any one calendar year during the Plan Term, except as such numbers of shares of Common Stock shall be or have been adjusted in accordance with Sections 5.01(a) and 8.01 of this Plan. In the event the aggregate number of shares of Common Stock issuable for any calendar year shall exceed two hundred forty thousand (240,000) shares of Common Stock (adjusted pursuant to Sections 5.01(a) and 8.01 of the Plan) (the “Annual Maximum”), the Committee shall reduce proportionately each Participant’s purchase hereunder to the extent necessary so that the aggregate number of shares of Common Stock will not exceed the Annual Maximum (allocated proportionately for each Purchase Date during each calendar) and if any such reduction results in cash credited to a Participant’s Account, such cash credited shall remain credited to the Participant’s Account and be used to purchase Common Stock on the next Purchase Date. Common Stock required to satisfy purchases pursuant to the Plan shall be provided out of the Corporation’s authorized and unissued shares or treasury shares or acquired by the Corporation in open market transactions or private transactions. If shares of Common Stock are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Corporation will pay the difference between the Purchase Price and the price at which such shares are purchased for Participants.

ARTICLE V PURCHASE OF COMMON STOCK

Section 5.01. The Offering.

(a) The Corporation shall offer an aggregate of two hundred forty thousand (240,000) shares of Common Stock for purchase by Participants during each calendar year pursuant to the terms of this Plan; provided, however, for calendar year 2004 the Corporation shall offer an aggregate of forty thousand (40,000) shares of Common Stock for purchase by Participants. The number of shares of Common Stock offered annually hereunder shall be increased by the aggregate number of shares of Common Stock, if any, which were offered but not purchased during prior calendar years and shall be subject to further adjustment in accordance with Section 8.01 of this Plan.

(b) Notwithstanding any provision in this Plan to the contrary:

(1) a Participant may not purchase Common Stock hereunder to the extent that, after such purchase, the Participant would own (or be considered to own) of record or beneficially shares in the Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Corporation, within the meaning of Code Section 423(b)(3); and
(2) no Participant may purchase, during any one calendar year, shares under all employee stock purchase plans of the Corporation and its subsidiaries to accrue at a rate which exceeds Twenty Five Thousand Dollars ($25,000) of Fair Market Value of shares of Common Stock (determined at the Offering Date), within the meaning of Code Section 423(b)(8).

Section 5.02. Purchase Price. The “Purchase Price” for Common Stock purchased shall be equal to 85% of Fair Market Value per share of the Common Stock on the Purchase Date.

Section 5.03. Purchase of Common Stock; Limitations.

(a) Within ten (10) days following each Purchase Date during the Plan Term, the Committee shall determine the Purchase Price per share of Common Stock in accordance with Section 5.02 herein. Each Participant shall thereupon automatically purchase from the Corporation and the Corporation, upon payment of the Purchase Price by the Custodian, shall cause to be issued to the Participant, as promptly as administratively possible, that number of shares (including fractional shares unless otherwise determined by the Committee) of Common Stock which such Participant’s Account shall enable such Participant to purchase at the Purchase Price. Irrespective of the actual date of purchase, the date of purchase of Common Stock hereunder shall be deemed the Purchase Date. All shares purchased shall be maintained by the Custodian in the Account for each Participant. All cash dividends paid with respect to shares of Common Stock held in the Account shall be added to the Participant’s Account and shall be used to purchase shares of Common Stock at the next Purchase Date. Expenses incurred in the purchase of such shares shall be paid by the Corporation. All dividends distributed in-kind with respect to Common Stock held in the Account shall be added to the shares held for a Participant in his or her Account. Any distribution of shares with respect to shares of Common Stock held for a Participant in his or her Account shall be added to the shares of Common Stock held for the Participant in his or her Account.

(b) No Eligible Employee may purchase annually under this Plan more than 25,000 shares of Common Stock per offering period, or Common Stock having a Fair Market Value in excess of Twenty Five Thousand Dollars ($25,000), whichever is less.

(c) A Participant shall have no interest in, or rights as a shareholder with respect to, Common Stock subject to purchase under this Plan until such shares of Common Stock have been issued to the Participant.

Section 5.04. Sale of Common Stock. Unless otherwise prohibited by law or policy of the Corporation, a Participant shall have the right at any time to direct that any shares of Common Stock in his or her Account be sold and that the proceeds, less expenses of sale, be remitted to him or her.

ARTICLE VI WITHDRAWAL

Section 6.01. Voluntary Withdrawal. A Participant may withdraw from participation in the Plan at any time. A Participant’s withdrawal shall be effective as of the Payday following written notice to the Custodian, or as soon as administratively practicable thereafter. The Custodian shall notify the Corporation of the withdrawal of any Participant.

As soon as administratively practicable after the effective date of a Participant’s withdrawal from the Plan, the cash balance of the Participant’s Account shall be credited to the Participant in the next payroll paycheck/automatic deposit. No partial withdrawals are permitted. When there is a voluntary withdrawal of a Participant, the Participant may, subject to what is allowable and/or required by the Custodian, elect to (i) have his or her shares sold by the Custodian and the proceeds, after selling expenses, remitted to him or her, (ii) have his or her shares kept in the Account maintained by the Custodian, subject to all applicable fees and expenses, or (iii) have his or her shares transferred to another account, custodian, or broker, subject to all applicable fees and expenses. Any Eligible Employee who withdraws from the Plan shall be entitled to resume payroll deductions and become a Participant only after compliance with Section 3.01.

Section 6.02. Involuntary Withdrawal. Upon termination of a Participant’s employment with the Corporation or any of its subsidiaries for any reason, or no reason, including resignation, discharge (with or without cause), disability or retirement, the cash balance of the Participant’s Account shall be paid to the Participant, or, in the case of the Participant’s death, to the Participant’s beneficiary as provided in Section 6.04. The Corporation or the Custodian shall pay such amount as soon as administratively practicable after the Committee has received notification of such termination of employment. When there is an involuntary withdrawal of a Participant, the number of shares of Common Stock credited to his or her Account shall be forwarded to him or her or in the case of the Participant’s death to the Participant’s beneficiary as provided in Section 6.04, in a form determined by the Custodian.

Section 6.03. Interest. No payroll deductions or Account balances paid to a Participant, or paid to any beneficiary in accordance with Section 6.04, shall be credited with interest.

Section 6.04. Participant’s Beneficiary.

(a) Any Common Stock or cash credited to a Participant’s Account under this Plan in the event of the Participant’s death shall be designated to the estate or a representative of the estate of the Participant.

(b) Upon the death of a Participant, the survivor or the estate should contact the Custodian and depending on the place of residence, the Custodian shall send a deceased package with documents to determine legal ownership. Those documents need to be completed and sent back to the Custodian. Upon receipt of the completed documents, the Custodian shall cause delivery of the shares or cash as provided in Section 6.04(a), if any, to the Participant’s beneficiary as soon as administratively practicable.
(c) No designated beneficiary and no heir or beneficiary of the estate of a deceased Participant shall acquire any interest in the Common Stock or cash credited to the Participant’s Account under this Plan prior to the death of the Participant.

ARTICLE VII PLAN ADMINISTRATION

Section 7.01. Administration

(a) The Plan shall be administered, at the expense of the Corporation, by the Committee.

(b) The Committee shall be vested with full authority to take any and all actions necessary to implement this Plan and to interpret this Plan and make, administer and interpret such rules and regulations as it deems necessary to administer the Plan. Any determination, construction, interpretation, administration, or application of the Plan by the Committee shall be final, conclusive and binding on all Participants, beneficiaries and any and all other persons claiming under or through any Participant. The Committee may delegate administration of this Plan to one or more employees or positions of the Corporation or to the Custodian.

(c) Service on the Committee shall constitute service as a director of the Corporation so that members of the Committee shall be entitled to such indemnification and reimbursement as directors of the Corporation as provided in its Articles of Incorporation and/or Bylaws.

Section 7.02. Custodian.

(a)    The Corporation, in its sole discretion, shall appoint a Custodian. The Custodian may be removed by the Corporation at any time.

(b) The Custodian shall keep or cause to be kept accurate and detailed bookkeeping accounts of all contributions, receipts, disbursements and transfers of cash and shares of Common Stock under the Plan, and all bookkeeping accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Committee.

Section 7.03. Transferability. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase or receipt of Common Stock under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant, except with respect to the death of the Participant as provided in Sections 6.02 and 6.04. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Committee, in its sole discretion, may treat such act as an election to withdraw from the Plan in accordance with Section 6.01.
Section 7.04. Separate Accounting for Payroll Deductions. All funds received or held by the Corporation under this Plan may be used for the Corporation’s general corporate purposes, and the Corporation shall not be obligated to segregate such payroll deductions or other funds.

Section 7.05. Only Employees Eligible To Participate. Notwithstanding any other provision of the Plan, to be eligible to purchase Common Stock hereunder as of a Purchase Date, a Participant must remain an employee at all times from the Offering Date through such Purchase Date.

Section 7.06. Equal Rights and Privileges. Notwithstanding any other provision of the Plan, all Eligible Employees shall have the same rights and privileges under the Plan, as required by Code Section 423 and the regulations thereunder, and the Committee shall administer the Plan and interpret and apply the provisions of the Plan accordingly.

ARTICLE VIII AMENDMENT AND TERMINATION

Section 8.01. Adjustment of Stock. In the event of any change after the Effective Date in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change, the Committee shall make a corresponding adjustment in the number and kind of shares reserved under this Plan, and in the Purchase Price and the number and kind of shares covered by outstanding purchase commitments under this Plan as determined by the Committee. Any determination by the Committee hereunder shall be conclusive, final and binding on all persons. If the Corporation is a party to a consolidation or a merger in which the Corporation is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Corporation’s outstanding stock by a single person or group, or a sale or transfer of substantially all of the Corporation’s assets, the Committee may take such actions with respect to this Plan as the Committee deems appropriate.

Section 8.02. Amendment and Termination.

(a) The Committee, except any members participating in this Plan, may at any time and from time to time, alter, amend, suspend, or terminate this Plan in any reasonable way; provided, however, that if this Plan is terminated the effective date of termination shall be immediately after the next Purchase Date; provided further, that the Committee may not, without approval by the holders of the issued and outstanding shares of Common Stock:

(1)    increase the maximum number of shares of Common Stock which may be issued under this Plan (other than to reflect adjustment permitted under Section
8.01 hereof);

(2)    change the class of shares which may be issued under this Plan;
(3) change the designation of the persons or class of persons eligible to participate and receive Common Stock under this Plan (except as permitted under Section 2.01(j)(1)); or

(4) change the provision of Section 5.02 concerning the Purchase Price,

(b) Unless earlier terminated by the Board of Directors pursuant to paragraph (a) of this Section 8.02, this Plan will terminate on the earlier of: (i) the last day of the Plan Term, or (ii) the date on which the authorized remaining Common Stock reserved for this Plan are not sufficient to enable each Participant on such date to purchase at least one share of Common Stock. No purchases of Common Stock under this Plan shall be made after the termination of this Plan.

ARTICLE IX MISCELLANEOUS

Section 9.01. Notices. All notices or other communications by a Participant to the Committee under or in connection with the Plan shall be deemed to have been duly given when received by the Corporate Secretary of the Corporation or when received in the form and at the location or by the person specified by the Committee. Any notices or other communications by the Committee, Custodian, or Corporation to a Participant under or in connection with this Plan shall be deemed to have been duly given when mailed to the most recent address of the Participant on the business records of the Corporation.

Section 9.02. No Right To Continued Employment. Neither enrollment in the Plan, the purchase of Common Stock hereunder, nor participation otherwise in the Plan shall impose any obligation on the Corporation or any subsidiary to continue to employ any person.

Section 9.03. Notice of Sale. As a condition of participation in this Plan, Finish Line may receive reports addressing sales by participants within two years of the Offering Date on which such shares were offered or within one year of the Purchase Date on which such shares were purchased. Notwithstanding anything herein to the contrary, the Corporation (or employer) shall have the right to satisfy any obligations to withhold taxes incurred by reason of the issuance, receipt, and/or sale of Common Stock hereunder.

Section 9.04. Governing Law. The laws of the State of Indiana shall govern the this Plan and any dispute arising out of or relating to this Plan, without regard to any conflict of law principles or provisions

[End of Plan]